AMENDMENT NO. 36 TO
PARTICIPATION AGREEMENT
BETWEEN
TRANSAMERICA SERIES TRUST AND
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 36 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust  (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (the “Company”).

1.	A new Article XIII. is added to the Agreement as follows:

              Article XIII. Confidentiality

13.1.           Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers.  No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

13.2.           Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information.  Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement.  Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

13.3.           Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Article XIII. on Confidential Information will survive any expiration or termination of the Agreement.

2.           A new Article XIV. is hereby added to the Agreement as follows:

Article XIV. Summary Prospectus

Should the Fund and the Company desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

14.1	For purposes of this Article XIV., the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

14.2
The Fund shall provide, or cause to provide, the Company with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.  If the Fund makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497, under the Securities Act of 1933, unless the Parties agree otherwise, the Fund shall, instead of providing the Company with a revised Summary Prospectus, provide the Company with a supplement setting forth the changes in the Rule 497 filing.

14.3	The Fund shall be responsible for compliance with Rule 498(e).

14.4
The Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series.  The Fund further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

14.5
The Fund agrees that the URL indicated on each Summary Prospectus will lead policyholders/contract owners directly to the web page used for hosting Summary Prospectuses (the “Landing Page”) and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498.  The Fund shall promptly notify the Company of any interruptions in availability of this Landing Page that last more than 24 hours.  Such Landing Page will contain the investment options available under the Agreement.

14.6
The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving policyholder/contract owner requests for additional Fund documents made directly to the Fund.  The Fund further represents and warrants that any information obtained about policyholders/contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

14.7	The Company represents and warrants that it will respond to requests for additional fund documents made by policyholders/contract owners directly to the Company or one of its affiliates.

14.8	Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

14.9	If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with reasonable advance notice of its intent.

14.10
The Parties agree that the Company is not required to distribute Summary Prospectuses to its policyholders/contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Company.  The Company agrees that it will give the Fund reasonable advance notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

14.11	The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Article XIV, as applicable.

3.           Schedule B of the Agreement is deleted in its entirety and replaced with the following

       Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2011

Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Account	s:
WRL Series Life Account
WRL Series Annuity Account
WRL Series Annuity Account B
Separate Account VA U
Separate Account VA V
WRL Series Life Account G
Separate Account VA AA

Policies:
The Equity Protector
Janus Annuity Variable Annuity
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer® Variable Annuity
WRL Freedom Bellwether® Variable Annuity
WRL Freedom Conqueror ® Variable Annuity
WRL Freedom Wealth Protector
WRL Freedom Wealth Creator® Variable Annuity
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier® Variable Annuity
WRL Freedom Access® Variable Annuity
WRL Freedom Enhancer® Variable Annuity
WRL Freedom SelectSM Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier® III Variable Annuity
WRL Xcelerator
WRL Xcelerator Focus

Policies (continued):
WRL Xcelerator Exec
WRL Freedom Elite Builder II
WRL ForLife
WRL Benefactor
WRL Freedom Asset Advisor
WRL Evolution
WRL Associate Freedom Elite Builder
WRL Asset Advisor
Flexible Premium Variable Annuity - F, under marketing name “WRL Freedom
   Multiple”
Flexible Premium Variable Annuity - M, under marketing name “WRL Freedom
    Advisor”

Portfolios:	Transamerica Series Trust - each Portfolio has an Initial Class and a Service Class of Shares, except as noted.

Transamerica AEGON Active Asset Allocation – Conservative VP
Transamerica AEGON Active Asset Allocation – Moderate Growth VP
Transamerica AEGON Active Asset Allocation – Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation - Conservative VP
Transamerica Asset Allocation - Growth VP
Transamerica Asset Allocation - Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP (Initial Class Shares currently not being offered)
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP (Initial Class Shares currently not being offered)
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Commodities & Hard Assets VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Portfolios (continued):
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Madison Large Cap Growth VP
Transamerica Madison Moderate Growth Allocation VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Growth Opportunities VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Managed Large Cap Core VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP (Initial Class Shares currently not being offered)
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Equity VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP (Service Class Shares currently not being offered)

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2011, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST                                                                                     WESTERN RESERVE LIFE ASSURANCECO. OF OHIO

By its authorized officer,                                                                                     By its authorized officer,

By:   /s/ Christopher A. Staples                                                                By: /s/ Arthur D. Woods
           Christopher A. Staples                                                                                      Arthur D. Woods
Title:           Vice President                                                                           Title:           Vice President